EXHIBIT 99.1

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The pro forma adjustments presented in the condensed consolidated balance sheet that follows reflect the Company's sale of its 28.4% interest in DLJ to Credit Suisse Group on a pro forma basis as if the transaction had occurred on September 30, 2000. The Company received $1.05 billion in cash and $2.19 billion in Credit Suisse Group common stock for its shareholdings in DLJ. Credit Suisse Group repurchased $530.2 million of its common stock from the Company at closing. The Company estimates the gain on the DLJ sale at $1.10 billion (net of $868.2 million in taxes, including the $186.3 million recorded in third quarter
2000). The Company's book value of its investment in DLJ at September 30, 2000 was $1.28 billion.

The Company has historically reflected its investment in DLJ using the equity method of accounting. If the sale of DLJ had occurred on January 1, 1999, the Company would not have reported the equity interest in the earnings of DLJ of $139.1 million and $183.0 million in its statements of earnings for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively. In the 2000 period, the incremental tax charge of $186.3 million would also have been eliminated. Giving effect to these adjustments, the Company's pro forma earnings from continuing operations would have been $601.2 million and $595.5 million for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively.

                                           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                       THE COMPANY         PRO FORMA ADJUSTMENTS              THE COMPANY
AT SEPTEMBER 30, 2000                   HISTORICAL         DEBIT           CREDIT              PRO FORMA
------------------------------------ ---------------   -------------- ----------------    -----------------
                                                               (IN MILLIONS)
ASSETS
Investments:
Fixed maturities:
  Available for sale, at estimated
   fair value....................... $    16,745.5                                        $     16,745.5
  Held to maturity, at amortized
   costs............................         140.1                                                 140.1
Mortgage loans on real estate.......       3,078.2                                               3,078.2
Equity real estate..................         997.4                                                 997.4
Policy loans........................       2,473.9                                               2,473.9
Other equity investments............         860.6     $    2,194.0(1)  $      530.2(2)          2,524.4
Investment in and loans to
  affiliates........................       1,366.8                           1,278.9(1)             87.9
Other invested assets...............       2,632.2                                               2,632.2
                                     ---------------   -------------    ---------------    ----------------
      Total investments.............      28,294.7          2,194.0          1,809.1            28,679.6
Cash and cash equivalents...........         213.3          1,050.4(1)                           1,793.9
                                                              530.2(2)
Deferred policy acquisition
  costs.............................       4,325.3                                               4,325.3
Other assets........................       6,062.0                                               6,062.0
Closed Block assets.................       8,720.7                                               8,720.7
Separate Accounts assets............      55,778.6                                              55,778.6
                                     ---------------   -------------    --------------    -----------------

      Total Assets.................. $   103,394.6     $    3,774.6     $    1,809.1      $    105,360.1
                                     ===============   =============    ==============    =================

LIABILITIES
Policyholders' account balances..... $    20,068.1                                        $     20,068.1
Future policy benefits and
  other policyholders liabilities...       4,924.1                                               4,924.1
Short-term and long-term debt.......       1,897.6                                               1,897.6
Other liabilities...................       5,144.9                      $      681.9(1)          5,826.8
Closed Block liabilities............       9,085.3                                               9,085.3
Separate Account liabilities........      55,690.2                                              55,690.2
                                     ---------------   -------------    --------------    -----------------
      Total liabilities.............      96,810.2                             681.9            97,492.1
                                     ---------------   -------------    --------------    -----------------

SHAREHOLDER'S EQUITY
Common stock, $1.25 par value,
  2.0 million authorized, issued
  and outstanding...................           2.5                                                   2.5
Capital in excess of par value......       3,974.8                                               3,974.8
Retained earnings...................       2,898.3                           1,283.6(1)          4,181.9
Accumulated other
   comprehensive loss...............        (291.2)                                               (291.2)
                                     ---------------  --------------    --------------    -----------------
      Total shareholder's equity....       6,584.4                           1,283.6             7,868.0
                                     ---------------  --------------    --------------    -----------------

Total Liabilities and
   Shareholder's Equity............. $   103,394.6                      $    1,965.5      $    105,360.1
                                     ===============  ==============    ==============    =================

(1) Reflects the receipt of the $2.19 billion in Credit Suisse Group common stock and the $1.05 billion in cash upon the sale of the Company's $1.28 billion investment in DLJ, along with the incremental tax liability of $681.9 million and the net gain reported in retained earnings.

(2) Reflects the sale of $530.2 million of Credit Suisse Group common stock back to the Credit Suisse Group.


                                      -2-